Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-184445 of the Malvern Bancorp, Inc. on Form S-8 of our report dated July 14, 2015 relating to the financial statements and supplemental schedules of the Malvern Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust, which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

July 14, 2015